Exhibit 99.1

AG Mortgage Investment Trust, Inc. Provides Update on Status of Financing Arrangements as of March 23, 2020.

NEW YORK -- (BUSINESS WIRE) - March 23, 2020 - AG Mortgage Investment Trust, Inc. (NYSE: MITT) (the “Company”) announced today that in recent weeks, due to the turmoil in the financial markets resulting from the global pandemic of the COVID-19 virus, the Company and its subsidiaries have received an unusually high number of margin calls from financing counterparties. Through Friday March 20, 2020, the Company timely met or is in the process of meeting all margin calls received. Although the Company’s satisfaction of certain margin calls received on Friday March 20, 2020 missed the wire deadline, on Friday evening the Company notified the affected counterparties that the Company will fulfill such margin call payments on Monday March 23, 2020.

In addition, on Friday evening, March 20, 2020 the Company notified its financing counterparties that it does not expect to be in a position to fund the anticipated volume of future margin calls under its financing arrangements in the near term as a result of market disruptions created by the COVID-19 pandemic.

The Company further announced that it is engaged in discussions with its financing counterparties with regard to entering into forbearance agreements pursuant to which each counterparty would agree to forbear from exercising its rights and remedies with respect to an event of default under the applicable financing arrangement for an agreed-upon period. The Company cannot predict whether its financing counterparties will enter into a forbearance agreement, the timing of any such agreement, or the terms thereof.

The Company has engaged Hunton Andrews Kurth LLP as legal counsel and FTI LLC as financial advisor in connection with its financings and related matters.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a hybrid mortgage REIT that opportunistically invests in and manages a diversified risk-adjusted portfolio of Agency RMBS and Credit Investments, which include Residential Investments and Commercial Investments. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to the Company’s outstanding indebtedness and the status of our ongoing discussions with our financing counterparties, among others. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in default rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities, Excess MSRs and loans, our ability to predict and control costs, conditions in the real estate market, legislative and regulatory changes that could adversely affect the business of the Company and the ongoing spread and economic effects of the novel coronavirus (COVID-19). Additional information concerning these and other risk factors are contained in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent filings. Copies are available free of charge on the SEC’s website, http://www.sec.gov/. All information in this press release is as of March 23, 2020. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Source: AG Mortgage Investment Trust, Inc.

AG Mortgage Investment Trust, Inc.
Investor Relations
(212) 692-2110
ir@agmit.com

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